Exhibit 10.2

October 30, 2007

Mr. Curtis DeWalt

6 Via Liebre

Rancho Santa Margarita, CA 92688

Dear Mr. DeWalt:

Autobytel Inc. (the “Company”) and Curtis DeWalt, Vice President, Finance (“Employee”), hereby agree as follows:

In the event of termination of the Employee by the Company without Cause (as defined in Schedule I attached hereto) or by the Employee for Good Reason (as defined in Schedule I attached hereto), the Employee shall be entitled to a severance payment equal to six month’s base salary at the highest rate paid to Employee while employed by the Company and Benefits (as defined in Schedule I hereto) for six months following termination.

The provisions of this letter are severable which means that if any part of this letter is legally unenforceable, the other provisions shall remain fully valid and enforceable. This letter sets forth our complete understanding regarding the matters addressed herein and supersedes all previous agreements or understandings between Employee and the Company, whether written or oral.

No modification, waiver, amendment, discharge or change of this letter, shall be valid unless the same is in writing and signed by the party against whom enforcement of such modification, waiver, amendment, discharge, or change is sought.

Any controversy or claim arising out of, or related to, this letter, or the breach thereof, shall be settled by binding arbitration in the City of Irvine, California, in accordance with the rules then in effect of the American Arbitration Association, and the arbitrator’s decision shall be binding and final, and judgment upon the award rendered may be entered in any court having jurisdiction thereof. Each party hereto shall pay its or their own expenses incident to the negotiation, preparation and resolution of any controversy or claim arising out of, or related to, this letter, or the breach thereof.

Employee acknowledges and agrees that nothing in this letter shall confer upon Employee any right with respect to continuation of employment by the Company, nor shall it interfere in any way with Employee’s right or the Company’s right to terminate Employee’s employment at any time, with or without Cause.

This letter shall be construed and enforced in accordance with the laws of the State of California.

Please execute a copy of this letter confirming your acceptance of and agreement with the foregoing.

Sincerely,

/s/ Lorna Larson
Lorna Larson
Vice President, Human Resources

AGREED AND ACCEPTED:

this 30 day of October, 2007.

/s/ Curtis DeWalt
Curtis DeWalt

Schedule I

As used herein, the term “for Cause” shall refer to the termination of the Employee’s employment as a result of any one or more of the following: (i) any conviction of, or pleading of nolo contendre by, the Employee for any crime or felony; (ii) any willful misconduct of the Employee which has a materially injurious effect on the business or reputation of the Company; (iii) the gross dishonesty of the Employee which has a materially injurious effect on the business or reputation of the Company; or (iv) failure to consistently discharge Employee’s duties under this Agreement which failure continues for thirty (30) days following written notice from the Company detailing the area or areas of such failure. For purposes hereof, no act or failure to act, on the part of the Employee, shall be considered “willful” if it is done, or omitted to be done, by the Employee in good faith or with reasonable belief that Employee’s action or omission was in the best interest of the Company. The Employee shall have the opportunity to cure any such acts or omissions (other than item (i) above) within fifteen (15) days of the Employee’s receipt of notice from the Company finding that, in the good faith opinion of the Company, the Employee is guilty of acts or omissions constituting “Cause”.

The term termination “without Cause” shall mean the termination of the Employee’s employment for any reason other than (i) death, (ii) disability (as determined by the Company) or (iii) those reasons expressly set forth in the definition “for Cause” above, or no reason at all, and shall also mean the Employee’s decision to terminate Employee’s employment with the Company by reason of any act, decision or omission by the Company or the Board that materially reduces Employee’s salary or the Employee’s authority, functions or duties, except that Employee’s appointment as Vice President and Controller in lieu of Vice President, Finance shall not constitute Good Reason (each a “Good Reason”), provided that (x) the Employee terminates employment within 180 days of the occurrence of the condition that gives rise to the Good Reason, (y) the Employee gives the Company notice of the condition that gives rise to the Good Reason within 60 days of the occurrence of the condition, and (z) the Company has at least 30 days to remedy the condition from the date of receipt of such notice.

“Benefits” shall mean participation, including eligible dependents, in any Company medical, dental or other health plans.